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Exhibit 99.1

        TMP Contacts:

Investors:	Robert Jones (212) 351-7032 robert.jones@tmp.com
Media:	David Rosa (212) 351-7067 david.rosa@tmp.com

TMP Worldwide Reports First Quarter 2003 Results

        New York, April 29, 2003—TMP Worldwide Inc. (Nasdaq: TMPW), one of the world's leading suppliers of human capital solutions, including the pre-eminent Internet career portal Monster®, today announced financial results for its first quarter ended March 31, 2003. For the first quarter 2003, TMP posted non-GAAP (formerly known as adjusted) income from continuing operations of $9.7 million, or non-GAAP diluted earnings per share of $0.09. On a generally accepted accounting principles (GAAP) basis, including the balance ($48 million) of the previously announced restructuring charge primarily relating to the spin-off of Hudson Highland Group, Inc., TMP reported a first quarter 2003 loss from continuing operations of $28.8 million, or $0.26 per diluted share.

        Effective March 31, 2003, TMP completed the spin-off of its eResourcing and Executive Search business units as a new, publicly traded company known as Hudson Highland Group, Inc. (Nasdaq: HHGP). The financial results of Hudson Highland Group, Inc. are reported as discontinued operations for all periods presented in this release. TMP's first quarter 2003 financial results reflect the continuing operations of the company's Monster, Advertising & Communications, and Directional Marketing business units, and prior periods are presented on a comparative basis. Financial information for the discontinued staffing and executive search business will be issued separately by Hudson Highland Group, Inc.

        TMP Worldwide's total commissions and fees for the first quarter of 2003 were $168.9 million reflecting the continued solid performance at Monster, which contributed $106.2 million. Monster's deferred revenue was $114 million at March 31, 2003 up from $110 million in the prior year period but down from the seasonally strong $121 million in last year's fourth quarter.

        For the first quarter of 2002, total commissions and fees were $181.5 million and non-GAAP diluted earnings per share from continuing operations were $0.20, or $0.15 on a GAAP basis. Detailed quarter versus quarter comparative results for TMP Worldwide by business segment are presented in the supplemental data tables attached to this release.

        Andrew J. McKelvey, Chairman and Chief Executive Officer of TMP Worldwide, commented, "During the first three months of the year, Monster and Directional Marketing realized modest top-line sequential growth, while the sustained, difficult economic environment continued to impact our Advertising & Communications business unit. We expect that economic conditions will remain challenging over the course of 2003, but we remain vigilant at controlling costs and expanding our client portfolio. In the first quarter, we made strong gains in our sector and new business efforts. In healthcare, our Advertising & Communications unit won recruitment advertising business from over 10 regional healthcare organizations. Monster was awarded new assignments from leading Fortune 500 companies within the staffing and technology sectors, and we continue to make strong gains in our government business."

        Mr. McKelvey concluded: "Looking forward, the successful spin-off of our staffing and search units is enabling us to center our focus on realizing the true potential of Monster and our other businesses."

        TMP Worldwide recorded business reorganization, spin-off and other special charges in continuing operations of $48 million as it completed the previously announced reorganization in connection with the spin-off of its eResourcing and Executive Search businesses. The charge consists primarily of workforce reduction, office consolidation costs and related asset write-offs, professional fees, costs related to the spin-off of Hudson Highland Group, Inc. and other special charges.

        Non-GAAP operating income, operating margin, income from continuing operations and diluted earnings per share from continuing operations and adjusted EBITDA reflect adjustments made to exclude business reorganization, spin-off and other special charges, merger and integration costs, and the tax benefits thereon. Non-GAAP income from continuing operations and diluted earnings per share from continuing operations for 2002 are also adjusted to exclude the after-tax cumulative effect of an accounting change of $428.4 million, which was for the implementation of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. All non-GAAP financial information in this release is reconciled in the "Financial Tables" and "Supplemental Data" sections below.

        The loss from discontinued operations includes the GAAP results of the eResourcing and Executive Search divisions, which were spun off as Hudson Highland Group, Inc. Furthermore, for these divisions, the loss from discontinued operations for 2003 also reflects the write-off of certain deferred tax assets of $43 million, which are no longer realizable as a direct result of the spin-off.

Q1 2003 Cash Position Is Strong

        In the first quarter of 2003, operating cash provided by continuing operations was approximately $10.1 million, which includes $18.1 million in payments related to TMP's reorganization efforts. During the first quarter of 2003, capital expenditures were $4.4 million and payments for acquisitions net of cash acquired, including payments for restructuring of acquired businesses, were $5.5 million.

        Cash as of March 31, 2003, was $125.3 million, compared with $165.6 million as of December 31, 2002. Cash balances at March 31, 2003 reflect the impact of $40 million of cash funding provided to Hudson Highland Group, Inc. at the time of the spin-off. Cash balances at December 31, 2002 are net of cash held by the discontinued operations. A summary of first quarter cash activity is included in the Supplementary Data that follows.

        TMP continues to focus on working capital management as evidenced by the stable Days Sales Outstanding ("DSO") of 64 days at both March 31, 2003 and March 31, 2002.

About TMP Worldwide

        Founded in 1967, TMP Worldwide Inc., with 4,500 employees in 19 countries, is the online recruitment leader and the world's largest Recruitment Advertising agency network. Headquartered in New York, TMP is also the parent company of Monster, the leading global careers website, the world's largest Yellow Pages advertising agency and a provider of direct marketing services. The Company's clients include more than 90 of the Fortune 100 and more than 490 of the Fortune 500 companies. TMP Worldwide is a member of the S&P 500 Index. More information about TMP Worldwide is available at www.tmp.com.

About Monster

Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 51.4 million unique visits during the month of March 2003 according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Scotland, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, and Finland. Monster is the official online career management services sponsor of the 2002 Olympic Winter Games and 2002 and 2004 U.S. Olympic Teams. More information about Monster is available at www.monster.com or by calling 1-800-MONSTER.

        Condensed consolidated statements of operations for the three months ending March 31, 2003 and 2002, and condensed consolidated balance sheets as of March 31, 2003, and December 31, 2002 for TMP Worldwide Inc. and subsidiaries follow. For an investor kit, please contact Robert Jones at (212) 351-7032 or visit www.tmp.com.

        First quarter 2003 results will be discussed on TMP Worldwide's quarterly conference call taking place on April 30, 2003. To join the conference call, please dial in on 1-800-734-6467 at 8:20 AM EDT. For those outside the United States, please call in on 1-212-346-6384. The call will begin promptly at 8:30 AM EDT. Individuals can also access TMP Worldwide's quarterly conference call online through the investor information section of the Company's website at www.tmp.com. Interactive Metrics for TMP Worldwide and Monster are available at www.tmp.com or www.monster.com.

Financial Tables Follow

Supplemental Data

        Quarter versus quarter comparative results for TMP Worldwide, are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	Q1'03	Q1'02	% Change
Total commissions and fees	$168,912	$181,492	-7%
Operating income (loss)	$(32,541)	$27,475	-218%
Non-GAAP operating income	$15,337	$34,448	-55%
Non-GAAP operating margin	9.1%	19.0%	-52%
Income (loss) from continuing operations	$(28,820)	$17,818	-262%
Non-GAAP income from continuing operations	$9,712	$22,941	-58%
Net loss	$(115,868)	$(422,071)	73%
Income (loss) per share from continuing operations	$(0.26)	$0.15	-273%
Non-GAAP earnings per share from continuing operations	$0.09	$0.20	-55%
Diluted loss per share	$(1.04)	$(3.80)	73%
Adjusted EBITDA	$22,486	$43,536	-48%

        The following tables include quarter versus quarter comparative results for TMP Worldwide's commissions and fees, percentage of Interactive commissions and fees, non-GAAP operating income (loss) and non-GAAP operating margin by operating segment. (Dollar amounts in thousands).

	For The Three Months Ended March 31, 2003
Segment Data	Monster	Advertising & Communications	Directional Marketing	Total
Total Commissions & Fees	$106,204	$34,211	$28,497	$168,912

Operating Income (Loss)	(9,213)	(19,586)	(3,742)	(32,541)
Add back: Merger, integration and business reorganization, spin-off and other special charges	28,054	12,315	7,509	47,878

Non-GAAP Operating Income (Loss)	$18,841	$(7,271)	$3,767	$15,337

Non-GAAP Operating Margin	17.7%	-21.3%	13.2%	9.1%
% Interactive commissions and fees	100.0%	21.9%	17.9%	70.3%
	For The Three Months Ended March 31, 2002
Segment Data	Monster	Advertising & Communications	Directional Marketing	Total
Total Commissions & Fees	$108,753	$41,051	$31,688	$181,492

Operating Income (Loss)	27,043	(8,465)	8,897	27,475
Add back: Merger, integration and business reorganization, spin-off and other special charges	228	6,676	69	6,973

Non-GAAP Operating Income (Loss)	$27,271	$(1,789)	$8,966	$34,448

Non-GAAP Operating Margin	25.1%	-4.4%	28.3%	19.0%
% Interactive commissions and fees	100%	16.8%	13.7%	66.1%

	For The Three Months Ended March 31, 2003 compared with 2002
Comparative Segment Data	Monster	Advertising & Communications	Directional Marketing	Total
Total Commissions & Fees	$(2,549)	$(6,840)	$(3,191)	$(12,580)
Operating Loss	(36,256)	(11,121)	(12,639)	(60,016)
Non-GAAP Operating Income (Loss)	(8,430)	(5,482)	(5,199)	(19,111)
% Change:
• Commissions & Fees	-2.3%	-16.7%	-10.1%	-6.9%
• Non-GAAP Operating Income (Loss)	-30.9%	-306.4%	-58.0%	-55.5%
Cash Data	Total
Cash at December 31, 2002	$191,556
Cash attributable to Hudson Highland Group, Inc.	(25,908)

Cash of Continuing Operations at December 31, 2002	165,648
Cash activity for the quarter ended March 31, 2003:
Cash provided by operating activities of continuing operations, net of reorganization payments of $18,128	10,103
Capital expenditures of continuing operations	(4,371)
Payments for acquisitions, net of cash acquired	(5,535)

Financing activities of continuing operations	746

Net Change in cash from Continuing Operations, before cash of $14,092 transferred to Hudson Highland Group	943

Cash used by discontinued operations	(27,225)
Balance of $40 million cash transfer to Hudson Highland Group	(14,092)

Effects of exchange rates on cash	61

Cash of Continuing Operations at March 31, 2003	$125,335

Special Note:    Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31,
(in thousands, except per share amounts)
(unaudited)

	2003	2002
Gross billings:
Monster	$110,019	$110,089
Advertising & Communications	159,239	162,023
Directional Marketing	151,874	172,188

Total gross billings	$421,132	$444,300

Commissions and fees:
Monster*	$106,204	$108,753
Advertising & Communications	34,211	41,051
Directional Marketing	28,497	31,688

Total commissions and fees	168,912	181,492

Operating expenses:
Salaries and related	75,791	78,089
Office and general	43,152	40,502
Marketing and promotion	34,018	27,742
Merger and integration	—	6,973
Business reorganization, spin-off and other special charges	47,878	—
Amortization of intangibles	614	711

Total operating expenses	201,453	154,017

Operating income (loss)	(32,541)	27,475
Interest and other, net	(885)	(160)

Income (loss) from continuing operations before provision (benefit) for income taxes, minority interests and accounting change	(33,426)	27,315
Provision (benefit) for income taxes	(4,071)	9,564

Income (loss) from continuing operations before minortiy interests and accounting change	(29,355)	17,751
Minority interests	(535)	(67)

Income (loss) from continuing operations before accounting change	(28,820)	17,818
Loss from discontinued operations, net of tax	(87,048)	(11,515)

Income (loss) before accounting change	(115,868)	6,303
Cumulative effect of accounting change, net of tax benefit	—	(428,374)

Net loss	$(115,868)	$(422,071)

Reconciliation of income (loss) from continuing operations to non-GAAP income from continuing operations:
Income (loss) from continuing operations before accounting change	$(28,820)	$17,818
Merger and integration	—	6,973
Business reorganization and other special charges	47,878	—
Tax benefit on merger, integration, business reorganization, spin-off and other special charges	(9,346)	(1,850)

Non-GAAP income from continuing operations	$9,712	$22,941

Basic loss per share:
Income (loss) from continuing operations before accounting change	$(0.26)	$0.15
Loss from discontinued operations, net of tax benefit	(0.78)	(0.10)
Cumulative effect of accounting change, net of tax benefit	—	(3.85)

Basic loss per share	$(1.04)	$(3.80)

Diluted loss per share:
Income (loss) from continuing operations before accounting change	$(0.26)	0.15
Loss from discontinued operations, net of tax benefit	(0.78)	(0.10)
Cumulative effect of accounting change, net of tax benefit	—	(3.85)

Diluted loss per share	$(1.04)	$(3.80)

Non-GAAP diluted income from continuing operations per share	$0.09	$0.20

Weighted average shares outstanding:
Basic	111,455	111,186

Diluted	111,952	114,407

EBITDA** adjusted for merger, integration and business reorganization charges:
Income (loss) from continuing operations before accounting change	$(28,820)	$17,818
Merger and integration	—	6,973
Business reorganization, spin-off and other special charges	47,878	—
Interest income (expense), net	59	(270)
Provision (benefit) for income taxes	(4,071)	9,564
Depreciation and amortization	7,440	9,451

Adjusted EBITDA	$22,486	$43,536

*
For the three months ended March 31, 2003 and 2002, Monster commissions and fees include $4.5 million and $5.5 million, respecively, for Monster services sold by Hudson Highland Group, Inc., which was spun-off by TMP on March 31, 2003.

**
Earnings before interest, taxes depreciation and amortization. Adjusted EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow under its credit facility. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or other statement of operations or cash flow data prepared in accordance with generally accepted accounting principles, not is it a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2003	Dec. 31, 2002
Assets:
Cash and cash equivalents	$125,335	$165,648
Accounts receivable, net	299,759	307,599
Property and equipment, net	84,490	123,682
Intangibles, net	393,798	386,704
Other assets	100,433	140,383
Total assets of discontinued operations	—	506,779

Total Assets	$1,003,815	$1,630,795

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$400,315	$426,160
Accrued integration and restructuring	9,957	12,355
Accrued business reorganization and spin-off costs	64,647	60,336
Deferred commissions and fees	150,371	149,725
Other liabilities	11,141	12,619
Debt	6,971	5,631
Total liabilities of discontinued operations	—	150,530

Total Liabilities	643,402	817,356
Stockholders' Equity	360,413	813,439

Total Liabilities and Stockholders' Equity	$1,003,815	$1,630,795

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Exhibit 99.1
TMP Worldwide Reports First Quarter 2003 Results
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended March 31, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)